As filed with the Securities and Exchange Commission on December 21, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OBLONG, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0312442
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
25587 Conifer Road, Suite 105-231
Conifer, Colorado 80433
(303) 640-3838
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David C. Clark
Chief Financial Officer, Treasurer, and Secretary
Oblong, Inc.
25587 Conifer Road, Suite 105-231
Conifer, Colorado 80433
(303) 640-3838
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Ronald R. Levine, II, Esq.
Arnold & Porter Kaye Scholer LLP
1144 Fifteenth Street, Suite 3100
Denver, Colorado 80202
Telephone: (303) 863-1000

From time to time after the effectiveness of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share (“common stock”)	2,293,000 (2)	$5.68 (3)	$13,024,240 (3)	$1,420.95
Common stock	521,500 (4)	$4.08 (5)	$2,127,720 (5)	$232.13
Common stock	625,000 (6)	$5.49 (7)	$3,431,250 (7)	$374.35
Total Offering			$18,583,210	$2,027.43

(1)	In the event of a stock split, stock dividend or other similar transaction involving the registrant’s common stock, in order to prevent dilution, the number of shares of common stock registered hereby shall be automatically increased to cover the additional common shares in accordance with Rule 416(a) under the Securities Act.
(2)	Consists of 1,043,000 and 1,250,000 shares of common stock issued by Oblong, Inc. (the “Company”) in the October Offering and December Offering (each as defined below), respectively.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are based on the average of the high and low prices of the Company’s common stock on December 17, 2020, as reported on the NYSE American.
(4)	Consists of 521,500 shares of common stock issuable upon the exercise of the October Warrants (as defined below).
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act. The proposed maximum offering price for shares underlying the October Warrants is based on their exercise price of $4.08 per share.
(6)	Consists of 625,000 shares of common stock issuable upon the exercise of the December Warrants (as defined below).
(7)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act. The proposed maximum offering price for shares underlying the December Warrants is based on their exercise price of $5.49 per share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 21, 2020

PROSPECTUS
Oblong, Inc.
3,439,500 SHARES OF COMMON STOCK
The selling stockholders identified in this prospectus (the “Selling Stockholders”) may, from time to time, offer and resell under this prospectus up to 3,439,500 shares of our common stock, par value $0.0001 per share (“common stock”). The shares of common stock which may be resold under this prospectus consist of:
(i.)1,043,000 issued and outstanding shares of common stock originally sold by us in a private placement that closed effective as of October 22, 2020 (the “October Offering”);
(ii.)1,250,000 issued and outstanding shares of common stock originally sold by us in a private placement that closed effective as of December 7, 2020 (the “December Offering”);
(iii.)521,500 shares of common stock issuable upon exercise of common stock purchase warrants sold by us in the October Offering (the “October Warrants”), which warrants are exercisable for a 2-year term beginning April 22, 2021 at an initial exercise price of $4.08 per share; and
(iv.)625,000 shares of common stock issuable upon exercise of common stock purchase warrants sold by us in the December Offering (the “December Warrants” and, together with the October Warrants, the “Warrants”), which warrants are exercisable for a 2-year term beginning June 7, 2021 at an initial exercise price of $5.49 per share.
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the Selling Stockholders.
The Selling Stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Determination of Offering Price” on page 4 of this prospectus and “Plan of Distribution” beginning on page 8 of this prospectus for more information about how the Selling Stockholders may sell the shares of common stock being registered pursuant to this prospectus. We will pay the expenses incurred in registering the shares, including legal and accounting fees. The Selling Stockholders will pay any brokerage commissions or similar charges incurred for the sale of these shares. See “Plan of Distribution.”
Our common stock is listed on the NYSE American under the symbol “OBLG”. On December 17, 2020 the last reported sale price of our common stock on the NYSE American was $5.23 per share.
________________
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, each of which describes specific risks and other information that should be considered before you make an investment decision.
________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December            , 2020.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to “our company,” “we,” “our,” “Oblong” and “us” refer to Oblong, Inc. and its subsidiaries, and all references to the “Selling Stockholders” refer to those selling stockholders identified in this prospectus. Also, any reference to “common share” or “common stock” refers to our common stock, $0.0001 par value per share.
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholders identified herein may sell or otherwise dispose of up to an aggregate of 3,439,500 shares of our common stock, which includes up to 1,146,500 shares of our common stock issuable to them upon the conversion of the Warrants.
We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information” before deciding whether to invest in any of the common stock being offered hereby. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference should be made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and the documents incorporated by reference herein and therein are accurate only as of the date such information is presented or in any applicable prospectus supplement. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.
This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

OBLONG, INC.

Oblong was formed as a Delaware corporation in May 2000 and is a provider of patented multi-stream collaboration technologies and managed services for video collaboration and network applications. Oblong’s innovative and patented technologies seek to change the way people work, create, and communicate. Oblong's flagship product, Mezzanine™, is a remote meeting technology platform that offers simultaneous content sharing to achieve situational awareness for both in-room and remote collaborators. Oblong supplies Mezzanine systems to Fortune 500 enterprise customers and is a Cisco Solutions Plus integration partner. Mezzanine™ is a family of turn-key products that enable dynamic and immersive visual collaboration across multi-users, multi-screens, multi-devices, and multi-locations. Mezzanine™ allows multiple people to share, control and arrange content simultaneously, from any location, enabling all participants to see the same content in its entirety at the same time in identical formats, resulting in dramatic enhancements to both in-room and virtual videoconference presentations. Applications include video telepresence, laptop and application sharing, whiteboard sharing and slides. Spatial input allows content to be spread across screens, spanning different walls, scalable to an arbitrary number of displays and interaction with our proprietary wand device. Mezzanine™ substantially enhances day-to-day virtual meetings with technology that accelerates decision making, improves communication, and increases productivity. Mezzanine™ scales up to support the most immersive and commanding innovation centers; across to link labs, conference spaces, and situation rooms; and down for the smallest work groups. Mezzanine’s digital collaboration platform can be sold as delivered systems in various configurations for small teams to total immersion experiences. The family includes the 200 Series (two display screen), 300 Series (three screen), 600 Series (six screen) and 650 Series (arbitrarily scalable with additional corkboard displays).
On October 1, 2019, the Company closed an acquisition of all of the outstanding equity interests of Oblong Industries, Inc., a privately held Delaware corporation founded in 2006 (the “Oblong Acquisition”), and on March 6, 2020, the Company changed its name from “Glowpoint, Inc.” to “Oblong, Inc.” Following the completion of the Oblong Acquisition, the formerly separate businesses of Glowpoint and Oblong Industries have been managed by the combined Company separately and involve different products and services. Accordingly, the Company currently operates in two segments: (1) the Glowpoint (now named Oblong) business, which includes managed services for video collaboration and network applications, and (2) the Oblong Industries business, which includes products and services for visual collaboration technologies. Our principal executive offices are located at 25587 Conifer Road, Suite 105-231, Conifer, Colorado 80433 and our telephone number is (303) 640-3838. Our web site address is www.oblong.com.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus are “forward-looking statements.” These forward-looking statements include, but are not limited to, statements about the plans, objectives, expectations and intentions of Oblong, and other statements contained in this prospectus that are not historical facts. Forward-looking statements in this prospectus or hereafter included in other publicly available documents filed with the SEC, reports to our stockholders and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. When used in this prospectus, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are generally intended to identify forward-looking statements, because these forward-looking statements involve risks and uncertainties. There are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including, among other risks: (i) the continued impact of the coronavirus pandemic on our business, including its impact on our customers and other business partners, our ability to conduct operations in the ordinary course, and our ability to obtain capital financing important to our ability to continue as a going concern; (ii) our ability to continue as a going concern; (iii) our ability to raise capital in one or more debt and/or equity offerings in order to fund operations or any growth initiatives; (iv) our ability to innovate technologically, and, in particular, our ability to develop and execute the adoption of next generation Oblong technology; (v) customer acceptance and demand for our video collaboration services and network applications; (vi)

the quality and reliability of our services; (vii) the prices for our products and services; (viii) customer renewal and adoption rates; (ix) risks related to the concentration of our customers and the degree to which our sales, now or in the future, depend on certain large client relationships; (x) customer acquisition costs; (xi) our ability to compete effectively in the video collaboration services and network services businesses; (xii) actions by our competitors, including price reductions for their competitive services; (xiii) potential federal and state regulatory actions; (xiv) our ability to satisfy the standards for initial listing of common stock for the combined organization of Oblong on the NYSE American stock exchange; (xv) our ability to satisfy the standards for continued listing of our common stock on the NYSE American stock exchange; (xvi) changes in our capital structure and/or stockholder mix; (xvii) the costs, disruption, and diversion of management’s attention associated with any campaigns commenced by activist investors in the future; and (xviii) our management’s ability to execute its plans, strategies and objectives for future operations.
Please also see the discussion of risks and uncertainties under the heading “Risk Factors” above.
In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. There will be no proceeds to us from the sale of the shares in this offering. In the event the Warrants are exercised for cash, we will receive up to approximately $5.6 million, assuming the initial exercise prices of the Warrants are not adjusted pursuant to their terms. We will use the proceeds received from the exercise of the Warrants, if any, for general corporate purposes.

DETERMINATION OF OFFERING PRICE

This offering is being made solely to allow the Selling Stockholders to offer and sell securities to the public. The Selling Stockholders may offer for resale some or all of the securities included in this prospectus at the time and price that they choose pursuant to the Plan of Distribution. On any given day, the price of our common shares will be based on the market price for our common shares, as quoted on the NYSE American under the symbol “OBLG”.

SELLING STOCKHOLDERS

In accordance with the terms of a registration rights agreement entered into by the Company and the Selling Stockholders in connection with the December Offering, this prospectus covers the offering and sale, from time to time, by the Selling Stockholders, of up to 3,439,500 common shares in the aggregate, of which (i) 2,293,000 shares are currently issued and outstanding, (ii) up to 521,500 shares are issuable upon the exercise of the October Warrants following April 22, 2021, and (iii) up to 625,000 shares are issuable upon the exercise of the December Warrants following June 7, 2021. See below for further discussion of the October and December Offerings and the securities issued by the Company therein.

October Offering

On October 22, 2020, the Company completed a private placement of (i) 1,043,000 shares of common stock, at a price of $2.85 per share in cash, and (ii) 521,500 October Warrants, for gross proceeds of $2,973,000 before deducting placement agent fees and other offering expenses. The October Warrants are exercisable for a 2-year term beginning April 22, 2021 at an initial exercise price of $4.08 per share. The October Warrants are subject to adjustment in the event of (i) stock splits and dividends, (ii) subsequent rights offerings, (iii) pro-rata distributions, and (iv) certain fundamental transactions, including but not limited to the sale of the Company, business combinations, and reorganizations. The October Warrants do not have any price protection or price reset provisions with respect to future issuances of securities.
December Offering
On December 7, 2020, the Company completed a private placement of (i) 1,250,000 shares of common stock, at a price of $4.00 per share in cash, and (ii) 625,000 December Warrants, for gross proceeds of $5,000,000 before deducting placement agent fees and other offering expenses. The December Warrants are exercisable for a 2-year term beginning June 7, 2021 at an initial exercise price of $5.49 per share. The December Warrants are subject to adjustment in the event of (i) stock splits and dividends, (ii) subsequent rights offerings, (iii) pro-rata distributions, and (iv) certain fundamental transactions, including but not limited to the sale of the Company, business combinations, and reorganizations. The December Warrants do not have any price protection or price reset provisions with respect to future issuances of securities.
In connection with the December Offering we entered into registration rights agreements with the investors who participated therein. In accordance with the terms of the registration rights agreement, we are filing this registration statement to register the resale of the shares of common stock and shares of common stock underlying the Warrants issued by us in the October and December Offerings as of the trading day immediately preceding the applicable date of determination and all subject to adjustment, without regard to any limitations on the exercise of the Warrants pursuant to their terms.
Set forth below is information, to the extent known to us, setting forth the name of each Selling Stockholder and the amount and percentage of the Company’s common stock (including common shares that can be acquired on the exercise of outstanding Warrants) owned by each Selling Stockholder immediately prior to the filing of this prospectus, the common shares to be sold pursuant to this prospectus, and the amount and percentage of common stock to be owned by each Selling Stockholder (including shares that can be acquired on the exercise of outstanding Warrants) after the offering contemplated by this prospectus assuming all shares are sold. The footnotes to the table below provide information about persons who have voting and dispositive power for the Selling Stockholders and transactions between the Selling Stockholders and the Company, if any.
The Selling Stockholders may sell all or some of the shares of common stock they are offering and may sell shares of our common stock otherwise than pursuant to this prospectus. The table below assumes that each Selling

Stockholder exercises all of its Warrants and sells all of the common shares issued upon exercise or conversion thereof, and that each Selling Stockholder sells all of the common shares offered by it in offerings pursuant to this prospectus, and does not acquire any additional common shares. In addition, the total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations, and recapitalizations with regard to the common stock underlying the Warrants, as applicable. As a result, we are unable to determine the exact number of common shares that will actually be sold or when or if these sales will occur.
Unless otherwise stated below in the footnotes, to our knowledge, no Selling Stockholder nor any affiliate of such stockholder: (i) has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus; or (ii) is a broker-dealer, or an affiliate of a broker-dealer.
We may amend or supplement this prospectus from time to time in the future to update or change this list and the common shares which may be resold.

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering	% of Class	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering	% of Class
Alpha Capital Anstalt (1)	870,000	9.8%	870,000	--	--
Iroquois Master Fund Ltd. (2)	329,868	3.7%	329,868	--	--
Iroquois Capital Investment Group LLC (3)	540,132	6.1%	540,132	--	--
Richard Molinsky (4)	82,500	*	82,500	--	--
JED 2 Associates, LLC (5)	30,000	*	30,000	--	--
Adlane Realty Co. LLC (6)	30,000	*	30,000	--	--
Michael A. Silverman (7)	45,000	*	45,000	--	--
Stephen A. Renaud (8)	27,000	*	27,000	--	--
Gregory Castaldo (9)	112,500	1.3%	112,500	--	--
Newtown Road 130 Holdings LLC (10)	112,500	1.3%	112,500	--	--
SAS Trust 1 (11)	112,500	1.3%	112,500	--	--
Dalin Class Trust (12)	37,500	*	37,500	--	--
Hampton Growth Resources, LLC (13)	15,000	*	15,000	--	--
Westside Strategic Partners, LLC (14)	15,000	*	15,000	--	--
Transworld Holdings Inc. (15)	75,000	*	75,000	--	--
Linda Mackay (16)	30,000	*	30,000	--	--
Timothy Tyler Berry (17)	60,000	*	60,000	--	--
Michael Scrobe (18)	30,000	*	30,000	--	--
The Special Equities Opportunity Fund, LLC (19)	870,000	9.8%	870,000	--	--
Daniel Ripp (20)	15,000	*	15,000	--	--

________________________
*Represents less than 1%

(1)    Includes Warrants to purchase up to 290,000 shares of our common stock. Konrad Ackerman and Nicola Feuerstein have dispositive control with respect to the securities being offered by such stockholder.

(2)    Includes Warrants to purchase up to 109,956 shares of our common stock. Richard Abbe is the general partner and director of Iroquois Master Fund Ltd. and as such has dispositive control with respect to the securities being offered by such stockholder.
(3)    Includes Warrants to purchase up to 180,044 shares of our common stock. Richard Abbe is the managing member of Iroquois Capital Investment Group LLC and as such has dispositive control with respect to the securities being offered by such stockholder.
(4)    Includes Warrants to purchase up to 27,500 shares of our common stock.
(5)    Includes Warrants to purchase up to 10,000 shares of our common stock. Jordan Bergstein is the managing member of JED 2 Associates, LLC and as such has dispositive control with respect to the securities being offered by such stockholder.
(6)    Includes Warrants to purchase up to 10,000 shares of our common stock. Adam Krosser is the managing member of Adlane Realty Co. LLC and as such has dispositive control with respect to the securities being offered by such stockholder.
(7)    Includes Warrants to purchase up to 15,000 shares of our common stock. Mr. Silverman is an associated person of Katalyst Securities LLC, a registered broker-dealer.
(8)    Includes Warrants to purchase up to 9,000 shares of our common stock. Mr. Renaud is an associated person of Katalyst Securities LLC, a registered broker-dealer.
(9)    Includes Warrants to purchase up to 37,500 shares of our common stock.
(10)    Includes Warrants to purchase up to 37,500 shares of our common stock. John Gutfreund is the managing member of Newtown Road 130 Holdings LLC and as such has dispositive control with respect to the securities being offered by such stockholder.
(11)    Includes Warrants to purchase up to 37,500 shares of our common stock. Ann Mandelman is the trustee of SAS Trust 1 and as such has dispositive control with respect to the securities being offered by such stockholder.
(12)    Includes Warrants to purchase up to 12,500 shares of our common stock. David Jenkins is the co-trustee of Dalin Class Trust and as such has dispositive control with respect to the securities being offered by such stockholder.
(13)    Includes Warrants to purchase up to 5,000 shares of our common stock. Andrew Haag is the managing member of Hampton Growth Resources, LLC and as such has dispositive control with respect to the securities being offered by such stockholder.
(14)    Includes Warrants to purchase up to 5,000 shares of our common stock. Robert Haag is the managing member of Westside Strategic Partners, LLC and as such has dispositive control with respect to the securities being offered by such stockholder.
(15)    Includes Warrants to purchase up to 25,000 shares of our common stock. Kenneth Orr is the Chairman of Transworld Holdings Inc. and as such has dispositive control with respect to the securities being offered by such stockholder.
(16)    Includes Warrants to purchase up to 10,000 shares of our common stock. Ms. Mackay is an associated person of Bradley Woods & Co Ltd., a registered broker-dealer.
(17)    Includes Warrants to purchase up to 20,000 shares of our common stock. Mr. Berry is an associated person of Bradley Woods & Co Ltd., a registered broker-dealer.
(18)    Includes Warrants to purchase up to 10,000 shares of our common stock. Mr. Scrobe is an associated person of Bradley Woods & Co Ltd., a registered broker-dealer.
(19)    Includes Warrants to purchase up to 290,000 shares of our common stock. The stockholder is an affiliate of Bradley Woods & Co Ltd., a registered broker-dealer. Jonathan Schechter has dispositive control with respect to the securities being offered the stockholder.
(20)    Includes Warrants to purchase up to 5,000 shares of our common stock. Mr. Ripp is an associated person of Bradley Woods & Co Ltd., a registered broker-dealer.

PLAN OF DISTRIBUTION

Each Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NYSE American or any other stock exchange, market or trading facility on which the securities are then traded, or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•settlement of short sales;
•in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We have agreed to keep this prospectus effective until the earlier of the date that all securities covered by this prospectus (i) have been sold, hereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following summary description of our common stock is based on the applicable provisions of the General Corporation Law of the State of Delaware, or DGCL, and on the provisions of our certificate of incorporation, as amended, and our amended and restated bylaws, and is qualified entirely by reference to the applicable provisions of the DGCL, our certificate of incorporation, and our bylaws. For information on how to obtain copies of such documents, please refer to the heading “Where You Can Find More Information” in this prospectus.
Common Stock
The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. There are no cumulative voting rights, so the holders of a majority of the outstanding shares have the ability to elect all of the directors. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and shares of common stock to be issued upon any exercise of Warrants will be fully paid and nonassessable.
As of December 21, 2020, of the 150,000,000 shares of common stock currently authorized, there are approximately 7,741,129 shares of common stock issued and outstanding and an aggregate of approximately 22,661,264 additional shares reserved for issuance in connection with (i) awards outstanding to acquire approximately 137,031 shares of common stock, which include (but are not limited to) awards issued under our 2007 Stock Incentive Plan and our 2014 Equity Incentive Plan, (ii) 3,021,000 shares of common stock reserved for issuance in connection with future awards under our 2019 Equity Incentive Plan, (iii) approximately 20,843 shares of common stock issuable upon conversion of our outstanding Series A-2 Preferred Stock (as defined below), (iv) approximately 16,866,590 shares of common stock issuable upon conversion of our outstanding Series D Convertible Preferred Stock (as defined below), (v) approximately 153,510 shares of common stock issuable upon vesting and conversion of our restricted shares of Series D Convertible Preferred Stock, (vi) approximately 1,315,790 shares of common stock issuable upon conversion of our outstanding Series E Convertible Preferred Stock (as defined below), and (vii) 1,146,500 shares of common stock issuable upon exercise of the Warrants.
Preferred Stock
Our board of directors has the authority, without action by our stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series, and to fix for each series voting rights, if any, designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions as provided in a resolution or resolutions adopted by our board of directors. Prior to the issuance of shares of each series, our board of directors is required by the DGCL and our certificate of incorporation, as amended, to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, which may include, among other terms, one or more of the following:
•the number of shares constituting each class or series;
•voting rights;
•rights and terms of redemption, including sinking fund provisions;

•dividend rights and rates;
•dissolution;
•terms concerning the distribution of assets;
•conversion or exchange terms;
•redemption prices; and
•liquidation preferences.
Currently, we have:
•7,500 shares of Series A-2 Convertible Preferred Stock, par value $0.0001 per share (the “Series A-2 Preferred Stock”), authorized, 45 of which are issued and outstanding;
•100 shares of Perpetual Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), authorized, none of which are issued and outstanding;
•100 shares of Perpetual Series B-1 Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred Stock”), authorized, none of which are issued and outstanding;
•4,000 shares of Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), authorized, none of which are issued and outstanding;
•2,800 shares of 0% Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Convertible Preferred Stock”), authorized, none of which are issued and outstanding;
•1,750 shares of 0% Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Convertible Preferred Stock”), authorized, none of which are issued and outstanding;
•1,750,000 shares of 6.0% Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Convertible Preferred Stock”), authorized, 1,686,659 of which are issued and outstanding with an additional 15,351 reserved for issuance upon the satisfaction of certain vesting conditions; and
•175,000 shares of 6.0% Series E Convertible Preferred Stock, par value $0.0001 per share (“Series E Convertible Preferred Stock”), authorized, 131,579 of which are issued and outstanding.
We have no other classes of preferred stock. All outstanding shares of preferred stock are fully paid and non-assessable.
Series A-2 Preferred Stock
Currently, there are 45 shares of our Series A-2 Preferred Stock outstanding. Our Series A-2 Preferred Stock is senior to all other outstanding classes of capital stock. Each share of Series A-2 Preferred Stock has a liquidation preference equal to its stated value of $7,500 per share, and is convertible at the holder’s election into shares of our common stock at a conversion price per share of $16.11, subject to certain adjustments. Under the terms of the Series A-2 Preferred Stock, upon the occurrence of a change of control, the Company has the option to redeem all or a portion of the Series A-2 Preferred Stock in exchange for a cash payment equal to the liquidation preference of such stock plus accrued and unpaid dividends. In addition, a holder of the Series A-2 Preferred Stock has the option to elect to treat certain fundamental transactions, including a consolidation or merger of the Company into any other corporation, a sale of all or substantially all of the assets of the Company, or the effectuation of a transaction or series or related transactions in which more than 50% of the voting shares of the Company are disposed of or conveyed, as a liquidation, dissolution or winding up of the Company entitling such holder to the redemption of its shares of Series A-2 Preferred Stock in exchange for a cash payment equal to the liquidation preference of such stock plus accrued and unpaid dividends.
Commencing on January 1, 2013, holders of our Series A-2 Preferred Stock were entitled to cumulative dividends at a rate of 5.0% per annum, payable quarterly, based on the stated value per share of $7,500. Once dividend payments commenced, all dividends were payable at the option of the holder in cash or through the issuance of a number of additional shares of Series A-2 Preferred Stock with an aggregate liquidation preference equal to the dividend amount payable on the applicable dividend payment date.
Holders of our Series A-2 Preferred Stock may vote such shares on an as-converted basis together with our shares of common stock on all matters submitted to a vote of our common stockholders.
Series D Convertible Preferred Stock
Currently, there are 1,686,659 shares of our Series D Convertible Preferred Stock outstanding and an additional 15,351 shares of Series D Convertible Preferred Stock reserved for issuance upon the satisfaction of certain vesting conditions. Our Series D Convertible Preferred Stock is senior to our Series E Convertible Preferred Stock and our common stock. Each share of Series D Convertible Preferred Stock has an original liquidation preference of $28.50 per share plus accrued and unpaid dividends. Each share of Series D Convertible Preferred Stock is automatically convertible into a number of shares of the Company’s common stock equal to the accrued value of the share (initially $28.50), plus any accrued dividends thereon, divided by the conversion price (initially $2.85 per share, subject to specified adjustments) upon the completion of both (i) approval of such conversion by the Company’s stockholders (which occurred on December 19, 2019); and (ii) the receipt of all required authorizations and approval of a new listing application from the NYSE American for the combined organization following the effectiveness of the Oblong Acquisition.
Pursuant to the terms of the Series D Certificate of Designations, each share of Series D Preferred Stock is entitled to receive an annual dividend equal to 6.0% of its then-existing accrued value per annum, commencing on the first anniversary of the issuance of the Series D Preferred Stock (or, October 1, 2020). Prior to the first anniversary of the issuance of the Series D Preferred Stock no dividends will accrue on such stock. Dividends are cumulative and accrue daily in arrears. If the Company’s Board of Directors does not declare any applicable dividend payment in cash, the accrued value of the Series D Preferred Stock will be increased by the amount of such dividend payment.
Series E Convertible Preferred Stock
Currently, there are 131,579 shares of our Series E Convertible Preferred Stock outstanding.  Our Series E Convertible Preferred Stock is senior to our common stock. Each share of Series E Convertible Preferred Stock has an original liquidation preference of $28.50 per share plus accrued and unpaid dividends. Each share of Series E Convertible Preferred Stock is automatically convertible into a number of shares of the Company’s common stock equal to the accrued value of the share (initially $28.50), plus any accrued dividends thereon, divided by the conversion price (initially $2.85 per share, subject to specified adjustments) upon the completion of both (i) approval of such conversion by the Company’s stockholders (which occurred on December 19, 2019); and (ii) the receipt of all required authorizations and approval of a new listing application from the NYSE American for the combined organization following the effectiveness of the Oblong Acquisition.
Pursuant to the terms of the Series E Certificate of Designations, each share of Series E Preferred Stock is entitled to receive an annual dividend equal to 6.0% of its then-existing accrued value per annum, commencing on the first anniversary of the issuance of the Series E Preferred Stock (or, October 1, 2020 or December 18, 2020, as applicable). Prior to the first anniversary of the issuance of the Series E Preferred Stock no dividends will accrue on such stock. Dividends are cumulative and accrue daily in arrears. If the Company’s Board of Directors does not declare any applicable dividend payment in cash, the accrued value of the Series E Preferred Stock will be increased by the amount of such dividend payment.

Warrants
The selling stockholders may, from time to time, offer and resell under this prospectus up to 3,439,500 shares of our common stock, of which (i) 2,293,000 shares are currently issued and outstanding, (ii) up to 521,500 shares are issuable upon the exercise of the October Warrants following April 22, 2021, and (iii) up to 625,000 shares are issuable upon the exercise of the December Warrants following June 7, 2021.
The October Warrants were issued by the Company in connection with the October Offering effective as of October 22, 2020, and are exercisable for a 2-year term beginning April 22, 2021 at an initial exercise price of $4.08 per share. The December Warrants were issued by the Company in connection with the December Offering effective as of December 7, 2020, and are exercisable for a 2-year term beginning June 7, 2021 at an initial exercise price of $5.49 per share. The Warrants are subject to cashless exercise after six (6) months from their issuance date if the shares underlying the warrants are not then subject to an effective registration statement. The Warrants are subject to adjustment in the event of (i) stock splits and dividends, (ii) subsequent rights offerings, (iii) pro-rata distributions, and (iv) certain fundamental transactions, including but not limited to the sale of the Company, business combinations, and reorganizations. The Warrants do not have any price protection or price reset provisions with respect to future issuances of securities.
The above description of the October Warrants is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Common Stock Purchase Warrant governing the October Warrants, a copy of which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 26, 2020. The above description of the December Warrants is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Common Stock Purchase Warrant governing the December Warrants, a copy of which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 10, 2020.
Anti-Takeover Effect
Provisions of our certificate of incorporation and bylaws could make the acquisition of our Company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.
Our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.0001 per share. Our board of directors has the authority, without the further approval of the stockholders, to issue and determine the rights and preference of any series of preferred stock. Our board of directors could issue one or more series of preferred stock with voting, conversion, dividend, liquidation or other rights that would adversely affect the voting power and ownership interest of holders of common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing change in control, and discouraging bids for our common stock at a premium over market price.
Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our Secretary timely written notice, in proper form, of his or her intention to bring that business before the meeting. The bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.
Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. Our bylaws authorize the Chairman of our board of directors or a majority of our board of directors to call a special meeting of stockholders. Further, our certificate of incorporation and bylaws do not permit our stockholders to act by written consent.  As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders. Because our stockholders do not have the right to call a special meeting, stockholders could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors believed or the Chairman of our board of directors believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual meeting.
Anti-takeover Effects of Delaware Law Provisions
Section 203 of the Delaware General Corporation Law contains provisions that may make the acquisition of control of us by means of a tender offer, open market purchase, proxy fight or otherwise, more difficult. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Section 203 defines a “business combination” as a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15 percent or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:
•our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained the status;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and issued employee stock plans, under which employee participants do not have the right to determine confidentiality whether shares held under the plan will be tendered in a tender or exchange offer; or
•the business combination is approved by our Board of Directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
Transfer Agent and Registrar
The Transfer Agent and Registrar for the common stock is American Stock Transfer & Trust Company, LLC, New York, New York.
Trading
Our common stock is traded on the NYSE American under the symbol “OBLG”.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Arnold & Porter Kaye Scholer LLP, Denver, Colorado.

EXPERTS

The consolidated balance sheets of Oblong, Inc. (the "Company") as of December 31, 2019 and 2018 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on May 15, 2020. Such report includes an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern and also includes an explanatory paragraph that refers to a change in the Company’s method of accounting for leases in 2019 due to the adoption of Accounting Standards Codification Topic 842 – Leases. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
As discussed above under “Oblong, Inc.,” on October 1, 2019, the Company closed an acquisition of all of the outstanding equity interests of Oblong Industries, Inc., a privately held Delaware corporation founded in 2006, and on March 6, 2020, the Company changed its name from Glowpoint, Inc. to Oblong, Inc.

The consolidated financial statements of Oblong Industries, Inc. and subsidiaries (collectively, “Oblong Industries”) as of and for the year ended December 31, 2018 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding Oblong Industries’ ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us also may be inspected at the offices of the Financial Industry Regulatory Authority, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006. You may also obtain free copies of the documents that we file with the SEC by going to the Investors section of our website, www.oblong.com. The information provided on our website is not part of this prospectus, and therefore is not incorporated herein by reference.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s internet website.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus.

Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-35376) which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:
•our Annual Report on Form 10-K (File No. 001-35376) for the year ended December 31, 2019, filed with the SEC on May 15, 2020 (and our related Notification of Late Filing on Form 12b-25 filed with the SEC on May 15, 2020 in connection therewith), as amended by our Amendment to Annual Report on Form 10-K/A (File No. 001-35376), filed with the SEC on May 28, 2020;
•our definitive proxy statement on Schedule 14A (File No. 001-35376), filed with the SEC on November 24, 2020;
•our Quarterly Report on Form 10-Q (File No. 001-35376) for the three months ended March 31, 2020, filed with the SEC on June 29, 2020;
•our Quarterly Report on Form 10-Q (File No. 001-35376) for the three and six months ended June 30, 2020, filed with the SEC on August 14, 2020;
•our Quarterly Report on Form 10-Q (File No. 001-35376) for the three and nine months ended September 30, 2020, filed with the SEC on November 16, 2020;
•our Current Reports on Form 8-K (File No. 001-35376) filed with the SEC on March 9, 2020, March 30, 2020, April 16, 2020, May 7, 2020, May 15, 2020, October 26, 2020, November 16, 2020, and December 10, 2020;
•exhibits 99.2 (audited financial statements of Oblong Industries, Inc. as of December 31, 2018 and for the year then ended, and the notes related thereto), 99.4 (unaudited financial statements of Oblong Industries, Inc. as of September 30, 2019, and for the nine month periods ended September 30, 2019 and 2018, and the notes related thereto), and 99.5 (unaudited pro forma condensed combined financial statements of Glowpoint, Inc. and Oblong Industries, Inc. as of September 30, 2019 and for the nine month period then ended, and for the year ended December 31, 2018, and the notes related thereto) to our Current Report on Form 8-K/A (File No. 001-35376) filed with the SEC on December 18, 2019; and
•the description of our common stock set forth in our Registration Statement on Form 8-A12B filed with the SEC on December 12, 2011, and any amendment or report filed for the purpose of updating such description.
Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document or other report that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement and prior to effectiveness of the registration statement, and subsequent to effectiveness of the registration statement and prior to such time as we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed and except as described above, Current Reports on Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. If you would like to request documents from us, please send a request in writing or by telephone to us at the following address:
Oblong, Inc.
Corporate Secretary
25587 Conifer Road, Suite 105-231
Conifer, Colorado 80433
(303) 640-3838

Information on Our Website
Information on any Oblong website, any subsection, page, or other subdivision of any Oblong website, or any website linked to by content on any Oblong website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

PROSPECTUS

Oblong, Inc.

3,439,500 SHARES OF COMMON STOCK

                        , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The aggregate estimated (other than the SEC filing fee) expenses payable by the Company in connection with a distribution of securities registered hereby are as follows:

Securities and Exchange Commission Filing Fee	$2,027.43
Printing Fees and Expenses	1,000.00
Legal Fees and Expenses	10,000.00
Accounting Fees and Expenses	20,000.00
Transfer Agent Fees and Expenses	1,000.00
Miscellaneous	1,000.00
Total	$35,027.43

All fees and expenses other than the SEC filing fee are estimated.
Item 15.    Indemnification of Directors and Officers.
Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached a duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct, knowingly violated a law, authorized the payment of an unlawful dividend, approved an unlawful stock purchase or redemption or derived an improper personal benefit.
Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses which the Delaware Court of Chancery or such other court shall deem proper.
The Company’s certificate of incorporation, as amended, provides that no director shall be personally liable to the Company or any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the DGCL, which relates to unlawful payments of dividends and unlawful stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit.
The Company’s bylaws, as amended, provide that the Company shall indemnify its officers and directors if any such person was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise. The indemnity obligation includes expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Company must also indemnify its officers and directors if any such person was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company and a similar standard of care is applicable in the case of such actions, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses which the Delaware Court of Chancery or such other court shall deem proper. The Company’s bylaws, as amended, also provide that the Company must advance expenses to its directors and officers in connection with their defense.
The Company has entered into indemnification agreements with all of its directors and officers. Under the indemnification agreements the Company is required to indemnify its directors and officers to the full extent authorized or permitted by the provisions of the DGCL and the Company’s bylaws, provided that the director or officer acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, the director or officer had no reasonable cause to believe such person’s conduct was unlawful. Under the indemnification agreements the Company is also required to advance expenses to the director or officer in connection with such person’s defense. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.
The Company maintains a directors’ and officers’ liability insurance policy to insure its directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.
Item 16.    Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated September 12, 2019, by and among the Registrant, Oblong Industries, Inc. and Glowpoint Merger Sub II, Inc. (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 16, 2019, and incorporated herein by reference).

2.2
Amendment to Agreement and Plan of Merger, dated October 1, 2019, by and among the Registrant, Oblong Industries, Inc. and Glowpoint Merger Sub II, Inc. (filed as Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 7, 2019, and incorporated herein by reference).

3.1
Amended and Restated Certificate of Incorporation (filed as Appendix D to View Tech, Inc.’s Registration Statement on Form S-4 (File No. 333-95145) filed with the SEC on January 21, 2000, and incorporated herein by reference).

3.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Wire One Technologies, Inc. changing its name to “Glowpoint, Inc.” (filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 30, 2004, and incorporated herein by reference).

3.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant increasing its authorized common stock to 150,000,000 shares from 100,000,000 shares (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 24, 2007, and incorporated herein by reference).

3.4
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant effecting a one-for-four reverse stock split of the common stock of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 13, 2011, and incorporated herein by reference).

3.5
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant effecting a one-for-ten reverse stock split of the common stock of the Registrant (filed as Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2019, and incorporated herein by reference).

3.6
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, changing its name to “Oblong, Inc.” (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 9, 2020, and incorporated herein by reference).

3.7	Amended and Restated Bylaws (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 8, 2011, and incorporated herein by reference).
4.1	Specimen common stock certificate (filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on June 6, 2007, and incorporated herein by reference).

4.2
Certificate of Designations, Preferences and Rights of Series D Preferred Stock (filed as Exhibit 4.6 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 24, 2007, and incorporated herein by reference).

4.3
Certificate of Designations, Preferences and Rights of Series A-2 Preferred Stock of the Registrant (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 11, 2009, and incorporated herein by reference).

4.4
Certificate of Designations, Preferences and Rights of Perpetual Series B Preferred Stock of the Registrant (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 30, 2010, and incorporated herein by reference).

4.5
Certificate of Designations, Preferences and Rights of Perpetual Series B-1 Preferred Stock of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 9, 2011, and incorporated herein by reference).

4.6
Certificate of Designations of Rights, Powers, Preferences, Privileges and Restrictions of the 0% Series B Convertible Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2017, and incorporated herein by reference).

4.7
Certificate of Designations of Rights, Powers, Preferences, Privileges and Restrictions of the 0% Series C Convertible Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 25, 2018, and incorporated herein by reference).

4.8
Certificate of Designations of the 6.0% Series D Convertible Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 7, 2019, and incorporated herein by reference).

4.9
Certificate of Designations of the 6.0% Series E Convertible Preferred Stock (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 7, 2019, and incorporated herein by reference).

4.10
Form of Common Stock Purchase Warrant governing October Warrants (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 26, 2020, and incorporated herein by reference).

4.11
Form of Common Stock Purchase Warrant governing December Warrants (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 10, 2020, and incorporated herein by reference).

5.1*	Opinion of Arnold & Porter Kaye Scholer LLP.
10.1
Form of Securities Purchase Agreement for October Offering, dated October 21, 2020 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 26, 2020, and incorporated herein by reference).

10.2
Form of Securities Purchase Agreement for December Offering, dated December 6, 2020 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 10, 2020, and incorporated herein by reference).

10.3
Form of Registration Rights Agreement, dated December 7, 2020 (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 10, 2020, and incorporated herein by reference).

23.1**	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm.
23.2**	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.
23.3*	Consent of Arnold & Porter Kaye Scholer LLP (to be included in Exhibit 5.1).
24.1**	Power of Attorney (included in the signature page hereto)
_________________
(*) To be filed by amendment.
(**) Filed herewith.

Item 17.    Undertakings.
(a) The undersigned registrant hereby undertakes as follows:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 21, 2020.
OBLONG, INC.

By: /s/ Peter J. Holst
Peter J. Holst, Chief Executive Officer and President
(Principal Executive Officer)

By: /s/ David Clark
David Clark, Chief Financial Officer
(Principal Financial Officer and Accounting Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Peter Holst and David Clark, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Peter J. Holst	Date: December 21, 2020
Peter J. Holst, Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)

/s/ David Clark	Date: December 21, 2020
David Clark, Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Jason Adelman	Date: December 21, 2020
Jason Adelman, Director

/s/ James Lusk	Date: December 21, 2020
James Lusk, Director

/s/ Richard Ramlall	Date: December 21, 2020
Richard Ramlall, Director